EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:
Lindsay S. Bixler
Executive Vice President and Chief Financial Officer
(610) 215-2327

PB BANKSHARES, INC. ANNOUNCES 2021 THIRD QUARTER AND YEAR TO DATE FINANCIAL RESULTS

Coatesville, Pennsylvania, October 27, 2021 — PB Bankshares, Inc. (the “Company”) (NASDAQ: PBBK), the holding company for Presence Bank (the “Bank”), reported unaudited net income of $210,000 for the third quarter ended September 30, 2021 and $540,000 for the nine months ended September 30, 2021 compared to $65,000 and $132,000 for the same periods in 2020. Earnings per share (EPS) were $0.08 for the third quarter 2021 and $0.19 for the first nine months of 2021. EPS were based on 2,777,250 shares issued and outstanding as of July 14, 2021.

On July 14, 2021, PB Bankshares, Inc. completed its initial public offering and the mutual-to-stock conversion of the Bank. The Bank is now a wholly owned subsidiary of the Company. The shares of the Company’s common stock began trading on the Nasdaq Capital Market on July 15, 2021, under the ticker symbol “PBBK.”
The Company sold 2,777,250 shares of common stock at $10.00 per share for gross offering proceeds of $27.8 million and net proceeds of $26.2 million. The Bank’s Employee Stock Ownership Plan purchased 8% or 222,180 shares of the Company’s common stock in the open market following the stock offering and completed the purchases on July 30, 2021.
COVID-19 Pandemic Update

The Company continues to be diligent regarding COVID-19 and monitoring the Delta variant.  Currently fully vaccinated Pennsylvanians may choose not to wear a mask unless they are required by a business or organization. The Bank has lifted its mask mandate for fully vaccinated customers and associates.
The Bank originated approximately $6.0 million of Paycheck Protection Program (PPP) loans in the first and second quarters of 2021.  As of September 30, 2021, $2.9 million of PPP loans were outstanding.  $133,000 and $192,000 of loan income (interest and fees) for PPP loans was recognized for the three and nine months ended September 30, 2021, respectively.
As of September 30, 2021, the Bank had granted short-term payment deferrals on 68 loans, totaling approximately $22.4 million in aggregate principal amount, in accordance with regulatory guidance to further assist customers that have been impacted by the pandemic. As of September 30, 2021, all of these loans have returned to normal payment status with 66 of these loans totaling $21.9 million being current and two of these loans for $466,000 being past due greater than 30 days.

Income Statement

Net interest income was $2.1 million for the three months ended September 30, 2021 and $5.7 million for the nine months ended September 30, 2021 compared to $1.7 million and $5.0 million, respectively, for the same periods in 2020. The period over period increases were primarily due to the increases in interest income on loans and decreases in interest expense on deposits and borrowings.

The Company recorded an $83,000 provision for loan losses for the three months ended September 30, 2021 and $221,000 provision for loan losses for the nine months ended September 30, 2021 compared to $73,000 and $621,000, respectively, for the same period in 2020.  The increase in the provision for loan losses as compared to the third quarter 2020 was driven by loan growth. The decrease in the provision for loan losses for the first nine months of 2021 compared to the same period in 2020 was primarily due to adding additional reserves during the second quarter of 2020 to take into account the uncertain impacts of COVID-19 on economic conditions and our borrowers’ ability to repay loans, partially offset by loan growth. We have seen a decrease in historical loss factors in the current year as a result of no charge- offs to date in 2021. The allowance for loan losses was $3.1 million, or 1.34%, of loans outstanding at September 30, 2021 and $2.9 million, or 1.51%, of loans outstanding at December 31, 2020. Total non-performing assets were $1.7 million and $2.8 million as of September 30, 2021 and December 31, 2020, respectively.  The non-performing assets to total assets ratio was 0.54% and 1.02% as of September 30, 2021 and December 31, 2020, respectively.
Noninterest income was $186,000 for the three months ended September 30, 2021 and $537,000 for the nine months ended September 30, 2021 compared to $166,000 and $493,000, respectively, for the same periods in 2020. The primary reason for the increase in noninterest income for the third quarter 2021 was growth in bank owned life insurance income while the primary reasons for the increase in noninterest income for the nine months ended September 30, 2021 were growth in debit card income, bank owned life insurance income and service charges on deposits.

Noninterest expense was $2.0 million for the three months ended September 30, 2021 and $5.4 million for the nine months ended September 30, 2021 compared to $1.7 million and $4.8 million, respectively, for the same periods in 2020. The largest increase for both periods was attributable to increases in salary and employee benefits, with a large factor being Employee Stock Ownership Plan expense, and higher FDIC insurance premiums due to the growth in deposits.

Balance Sheet

Total assets increased $37.2 million to $312.5 million at September 30, 2021 from $275.3 million at December 31, 2020. The increase in assets was primarily due to increases in cash and due from banks, net loans receivable and debt securities available-for-sale. Growth was driven by increased liquidity from the completion of the Company’s initial public stock offering and loan growth. Gross loans increased $40.2 million to $229.7 million at September 30, 2021 from December 31, 2020, primarily in the commercial real estate portfolio. Deposits increased by $17.1 million to $248.5 million at September 30, 2021 from December 31, 2020, primarily due to increases in interest-bearing demand deposits and money market deposits as part of relational loan growth. Stockholders’ equity increased $23.5 million to $45.5 million at September 30, 2021 from $22.0 million at December 31, 2020 primarily as a result of the completion of the Bank’s mutual-to-stock conversion and the Company’s initial public stock offering which raised $26.2 million in net proceeds.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.
These forward-looking statements are based on current beliefs and expectations of the Company’s and the Bank’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s and the Bank’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: risks related to the real estate and economic environment, particularly in the market areas in which the Company and the Bank operate; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of the allowance for loan losses; decreases in deposit levels necessitating increased borrowing to fund loans and investments; the effects of the COVID-19 pandemic; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the Securities and Exchange Commission, which are available at the SEC’s website, www.sec.gov.
The Company and the Bank caution prospective investors not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company disclaims any obligation to publicly release any revision made to any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
About PB Bankshares, Inc. and Presence Bank
PB Bankshares, Inc. is the stock holding company for Presence Bank. Presence Bank was founded in 1919 and currently operates four banking offices and one loan production office in Chester, Lancaster and Dauphin Counties, Pennsylvania.